UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 28, 2023

Date of report (date of earliest event reported)

Greenwave Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41452	46-2612944
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4016 Raintree Road, Suite 300

Virginia Beach, VA 23452

(Address of principal executive offices) (Zip Code)

(303) 816-8070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GWAV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

On July 31, 2023, Greenwave Technology Solutions, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with certain institutional investors as purchasers (the “Investors”). Pursuant to the Purchase Agreement, the Company sold, and the Investors purchased, approximately $15,000,000, which consisted of approximately $13,968,750 in cash and $1,031,250 of existing debt of the Company which was exchanged for the notes and warrants issued in this offering (collectively, the “Purchase Price”) in principal amount of senior secured convertible notes (the “Senior Notes”) and warrants (the “Warrants”). The transaction closed on August 1, 2023.

The Senior Notes were issued with an original issue discount of 16.67%, do not bear interest, unless in the event of an event of default, in which case the notes bear interest at the rate of 18% per annum until such default has been cured, and mature after 24 months, on July 31, 2025. The Company will pay to the Investors an aggregate of $1,000,000 per month beginning on the last business day of the sixth (6th) full calendar month following the issuance thereof. The Senior Notes are convertible into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a conversion price per share of $1.50, subject to adjustment under certain circumstances described in the Senior Notes. To secure its obligations thereunder and under the Purchase Agreement, the Company has granted a security interest over substantially all of its assets to the collateral agent for the benefit of the Investors, pursuant to a security agreement and a related trademark security agreement. The Company has the option to redeem the Senior Notes at a 10% redemption premium. The maturity date of the Senior Notes also may be extended by the holders under circumstances specified therein. Danny Meeks, the Company’s Chief Executive Officer, and the Company’s subsidiaries each guaranteed the Company’s obligations under the Senior Notes.

The Warrants are exercisable for five (5) years to purchase an aggregate of 4,420,460 shares of Common Stock at an exercise price of $0.01, subject to adjustment under certain circumstances described in the Warrants.

In addition, each of the directors and officers of the Company entered into lock-up agreements, which prohibit sales of the Common Stock until the earlier of thirty (30) days following (i) the effective date of the registration statement registering the resale by the Investors of the shares issuable upon conversion of the Senior Notes and exercise of the Warrants described further below and (ii) the date the shares issuable upon conversion of the Senior Notes and exercise of the Warrants are eligible to be sold, assigned or transferred under Rule 144, subject to certain exceptions.

In connection with the transaction, Danny Meeks, the Company’s Chief Executive Officer, agreed to sell to the Company certain real property currently owned by Mr. Meeks or his wholly-owned entities.

The Company is utilizing the proceeds of this offering retire debt outstanding prior to the offering and for general corporate purposes and working capital.

Certain of the Investors agreed to exchange original issue discount promissory notes issued by the Company to such Investors on July 2, 2023 in an aggregate principal amount of $1,000,000 for Senior Notes in an aggregate principal amount of $1,200,000 and Warrants to purchase an aggregate of 294,697 shares of Common Stock.

The issuance of the Senior Notes and Warrants is being made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company has agreed to file a registration statement registering the resale by the Investors of the maximum number of shares issuable upon conversion of the Senior Notes and exercise of the Warrants. The Company has agreed to file such registration statement with the Securities and Exchange Commission, or SEC, by August 28, 2023, and seek effectiveness within 60 days following the date of the Purchase Agreement.

The Purchase Agreement and certain other transaction documents have been attached as exhibits to this report to provide security holders with information regarding their terms. They are not intended to provide any other factual information about the parties to the transaction documents or any of their respective affiliates. The representations, warranties and covenants contained in the transaction documents were made only for the purposes of such transaction documents and as of specified dates, were solely for the benefit of the parties to such transaction documents and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the transaction documents instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the transaction documents. Accordingly, they should not rely on the representations, warranties and covenants contained in the transaction documents or any descriptions thereof as characterizations of the actual state of facts or condition of any of the parties or any of their respective affiliates.

Warrant Repricing

On July 31, 2023, the Company entered into a letter agreement (the “Warrant Repricing Agreement”) with the holders (the “Holders”) of common stock purchase warrants to purchase an aggregate of 9,756,876 shares of Common Stock (the “2021 Warrants”) issued to the Holders pursuant to that certain Securities Purchase Agreement, dated as of November 29, 2021, by and among the Company and the Holders, pursuant to which the Company agreed, subject to receipt of approval from the Company’s stockholders, to reduce the exercise price of the 2021 Warrants from $5.50 per share to $1.50 per share (subject to adjustment as set forth in the Warrant Repricing Agreement).

Series Z Preferred Stock

On July 28, 2023, the Company entered into an exchange agreement with Danny Meeks, the Company’s Chief Executive Officer, pursuant to which Mr. Meeks exchanged (the “Exchange”) 250 shares of the Company’s Series Z Preferred Stock, par value $0.001 per share (the “Series Z Preferred Stock”) for 1,013,500 shares of Common Stock. Following the Exchange, no shares of Series Z Preferred Stock remain outstanding. The issuance of the shares of Common Stock pursuant to the Exchange was made in reliance on the exemption provided by Section 3(a)(9) of the Securities Act.

On August 1, 2023, the Company filed a Certificate of Elimination to its Second Amended and Restated Certificate of Incorporation (the “Charter”) with the Secretary of State of the State of Delaware eliminating from the Charter all matters set forth in the Certificate of Designations, Preferences and Rights with respect to its Series Z Preferred Stock.

Meeks Transaction

On July 31, 2023, the Company entered into a Bill of Sale (the “Bill of Sale”) with DWM Properties LLC (“DWM”), an entity wholly-owned by Danny Meeks, the Company’s Chief Executive Officer, pursuant to which the Company agreed to purchase certain assets held by DWM in exchange for the issuance of a secured promissory note to DWM (the “DWM Note”) in an aggregate principal amount equal to $17,218,350. The DWM Note bears interest at a rate of 7% per annum and matures on the twentieth (20th) anniversary of the issuance thereof. Interest on the DWM Note is payable on the first business day of each calendar month, provided that commencing on the first business day of the calendar month following the date on which no Senior Notes remain outstanding, the Company shall pay to DWM equal payments of interest and principal until the DWM Note is repaid in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant

The description of the Senior Notes issued by the Company described in Item 1.01 is incorporated herein.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the Exchange and the Senior Notes and Warrants issued by the Company described in Item 1.01 is incorporated herein.

Item 8.01	Other Events

On August 3, 2023, the Company issued a press release announcing this offering. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Elimination relating to the Series Z Preferred Stock, dated August 1, 2023

4.1	Form of Warrant

4.2	Form of Senior Note

4.3	Secured Promissory Note, dated as of July 31, 2023, issued to DWM Properties LLC

10.1	Purchase Agreement, dated July 31, 2023, by and between Greenwave Technology Solutions, Inc. and the parties thereto.

10.2	Security Agreement, dated July 31, 2023, by and between Greenwave Technology Solutions, Inc. and the parties thereto.

10.3	Registration Rights Agreement, dated July 31, 2023, by and between Greenwave Technology Solutions, Inc. and the parties thereto.

10.4	Bill of Sale, dated as of July 31, 2023, by and between Greenwave Technology Solutions, Inc. and DWM Properties LLC.

99.1	Press release dated August 3, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Danny Meeks
Name:	Danny Meeks
Title:	Chief Executive Officer

Date: August 3, 2023